SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported): May 2, 1997
                        Commission File Number: 0-14096


                              FORELAND CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


              NEVADA                            87-0422812
     (State or other jurisdiction of          (IRS Employer
     incorporation or organization)        Identification No.)


      12596 W. BAYAUD AVENUE
     SUITE 300, LAKEWOOD, COLORADO                80228
  (Address of Principal Executive Offices)     (Zip Code)


   Registrant's Telephone Number, including Area Code:  (303) 988-3122


                             N/A
   (Former name, former address, and formal fiscal year, if changed since last report)

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                             ITEM 5.  OTHER EVENTS
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     Foreland Corporation ("Foreland" or the "Company") announced on May 2,
1997, that Mr. Fred A. Merian has joined its staff as Manager of Corporate Development. Mr. Merian has 18 years of executive, engineering, finance, project development, and acquisition experience throughout the Rocky Mountain region and Permian Basin during his previous employment with Amoco, Tenneco, Union Pacific Resources, and Vessels Oil & Gas Company. Mr. Merian received his Bachelor of Science degree in geological engineering from the University of Missouri-Rolla in 1978.

     Management of Foreland believes Mr. Merian's broad experience will enable it to accelerate its Nevada exploration program by obtaining funding at the most advantageous terms available, thereby maximizing shareholder value. The Company also believes that due to Foreland's recent exploration and development success in its Eagle Spring and Ghost Ranch fields, numerous options now exist to advance its high potential projects and that Mr. Merian would aid its evaluation and implementation of the most favorable opportunities.

     Foreland also announced that testing is continuing on its Ghost Ranch #47-35 well. The well is the most recent development well at the Ghost Ranch field, which the Company discovered in 1996. Foreland will determine an initial production rate once the flow line is completed next week.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 12, 1997

                                   FORELAND CORPORATION



                                   By /s/ Kenneth Ransom, Vice President